Contacts:
Investor Relations	Media Relations
investorrelations@petco.com	Benjamin Thiele-Long
benjamin.thiele-long@petco.com

FOR IMMEDIATE RELEASE: November 29, 2023

Petco Health + Wellness Company, Inc. Reports Third Quarter Earnings

Q3 2023 Operating Results

•
Comparable sales flat year-over-year and increased 4.1 percent on a two-year basis
•
Net revenue of $1.49 billion decreased 0.5 percent year-over-year
•
GAAP net loss of $1.2 billion, or $(4.63) per share, reflecting a $1.2 billion non-cash goodwill impairment charge associated with goodwill originally recorded in 2015, compared to GAAP net income of $19.9 million, or $0.07 per share in the prior year
•
Adjusted Net Income1 decreased $44.5 million to $(14.5) million
•
Adjusted EBITDA1 of $72.2 million compared to $120.2 million in the prior year
•
Adjusted Earnings Per Share1 of $(0.05), compared to $0.11 per share in the prior year
•
Operating Cash Flow of $34.4 million compared to $109.4 million in the prior year
•
Free Cash Flow1 of $(28.1) million, compared to $33.5 million in the prior year and $(7.8) million compared to $(2.6) million in the prior year on a year-to-date basis

(1)
Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share (“Adjusted EPS”), and Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

San Diego, November 29, 2023 – Petco Health and Wellness Company, Inc. (Nasdaq: WOOF), a complete partner in pet health and wellness, today announced its third quarter 2023 financial results.

In the third quarter of 2023, Petco delivered net revenue of $1.49 billion, down 0.5 percent versus prior year. The company’s consumables business was up 1.8 percent versus prior year, and services and other business was up 15.0 percent versus prior year. Growth in the company's consumables and services and other business was partially offset by the company’s supplies and companion animal business, down 8.8 percent versus prior year.

During the third quarter, Petco recorded a $1.2 billion non-cash goodwill impairment charge associated with goodwill originally recorded in fiscal 2015, and due to decline in the company’s stock price. This drove a GAAP net loss of $1.2 billion or $(4.63) per share compared to GAAP net income of $19.9 million or $0.07 per share in the prior year. Included in Q3 EPS is $0.03 of incremental interest expense year-over-year.

Adjusted Net Income1 was $(14.5) million or $(0.05) per share, compared to $30.0 million or $0.11 per share in the prior year. Adjusted EBITDA1 was $72.2 million compared to $120.2 million in the prior year.

“Our third quarter results were below our expectations as we continue to navigate a challenging consumer environment and we are taking swift and decisive action to improve the performance of our business by broadening our appeal with customers and tightly managing costs and capital. This includes the introduction of the category’s largest national cat and dog food value brands to meet the needs of all pet parents and deliver incremental profits over time,” said Petco CEO Ron Coughlin. “We’re confident these actions, combined with continued growth in services, omni-channel capabilities, an industry-leading premium assortment, and dedicated Petco partners will better position us to capture the long-term growth trends in the category and deepen our connection with all pet parents.”

As previously disclosed, in the third quarter of 2023, Petco paid down $15 million in principal on its term loan for a total of $75 million in principal payments year-to-date.

On the earnings conference call, management will also outline an operational reset of the business, focusing on increasing profitability and competitive positioning. This will include an update on the cost action plan outlined in Q2, as part of targeting annualized gross run rate cost savings of $150 million by the end of fiscal 2025, from merchandise, supply chain, and general G&A categories. The company continues to expect to achieve $40 million in savings in year one.

Fiscal 2023 Guidance

The company is updating its fiscal 2023 guidance for Adjusted EBITDA and Adjusted EPS and now expects:

Metric*	2023 Guidance
Net Revenue	$6.150 billion to $6.275 billion
Adjusted EBITDA	approximately $400 million
Adjusted EPS	approximately $0.08
Capital Expenditures	$215 million to $225 million

*Assumptions in the guidance include that economic conditions, currency rates and the tax and regulatory landscape remain generally consistent. Adjusted EPS guidance assumes approximately $145 to $155 million of interest expense, an estimated $43 to $53 million increase in interest expense year-over-year, a 26 percent tax rate, and a 268 million weighted average diluted share count (prior guidance assumed a 269 million weighted average diluted share count). The Company estimates that the increase in interest expense will impact Adjusted EPS by approximately $0.12 to $0.15 per share. Furthermore, Fiscal 2023 will be a 53-week year, leading to an incremental week of operations. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and have not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the Securities and Exchange Commission.

Earnings Conference Call Webcast Information:

Management will host an earnings conference call on November 29, 2023 at 8:00 AM Eastern Time to discuss the company’s financial results. The conference call will be accessible through a live webcast. Interested investors and other individuals can access the webcast, earnings release, earnings presentation, and infographic via the company’s investor relations page at ir.petco.com. A replay of the webcast will be archived on the company’s investor relations page through December 13, 2023 until approximately 5:00 PM Eastern Time.

About Petco, The Health + Wellness Co.:

Founded in 1965, Petco is a category-defining health and wellness company focused on improving the lives of pets, pet parents and our own Petco partners. We’ve consistently set new standards in pet care while delivering comprehensive pet wellness products, services and solutions, and creating communities that deepen the pet-pet parent bond. We operate more than 1,500 pet care centers across the U.S., Mexico and Puerto Rico, which offer merchandise, companion animals, grooming, training and a growing network of on-site veterinary hospitals and mobile veterinary clinics. Our complete pet health and wellness ecosystem is accessible through our pet care centers and digitally at petco.com and on the Petco app. In tandem with Petco Love, a life-changing organization, we work with and support thousands of local animal welfare groups across the country and, through in-store adoption events, we’ve helped find homes for nearly 7 million animals.

Forward-Looking Statements:

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not statements of historical fact, including, but not limited to, statements regarding our fiscal year 2023 guidance, operational reset of our business, our competitive positioning, profitability, cost action plans and associated cost-savings. Such forward-looking statements can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “intends,” “will,” “shall,” “should,” “anticipates,” “opportunity,” “illustrative,” or the negative thereof or other variations thereon or comparable terminology. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct or that any forward-looking results will occur or be realized. Nothing contained in this earnings release is, or should be relied upon as, a promise or representation or warranty as to any future matter, including any matter in respect of the operations or business or financial condition of Petco. All forward-looking statements are based on current expectations and assumptions about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Petco. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results or events to differ materially from the potential results or events discussed in the forward-looking statements, including, without limitation, those identified in this earnings release as well as the following: (i) increased competition (including from multi-channel retailers and e-Commerce providers); (ii) reduced consumer demand for our products and/or services; (iii) our reliance on key vendors; (iv) our ability to attract and retain qualified employees; (v) risks arising from statutory, regulatory and/or legal developments; (vi) macroeconomic pressures in the markets in which we operate, including inflation and prevailing interest rates; (vii) failure to effectively manage our costs; (viii) our reliance on our information technology systems; (ix) our ability to prevent or effectively respond to a data privacy or security breach; (x) our ability to effectively manage or integrate strategic ventures, alliances or acquisitions and realize the anticipated benefits of such transactions; (xi) economic or regulatory developments that might affect our ability to provide attractive promotional financing; (xii) business interruptions and other supply chain issues; (xiii) catastrophic events, political tensions, conflicts and wars (such as the ongoing conflict in Ukraine), health crises, and pandemics; (xiv) our ability to maintain positive brand perception and recognition; (xv) product safety and quality concerns; (xvi) changes to labor or employment laws or regulations; (xvii) our ability to effectively manage our real estate portfolio; (xviii) constraints in the capital markets or our vendor credit terms; (xix) changes in our credit ratings; (xx) impairments of the carrying value of our goodwill and other intangible assets; (xxi) our ability to successfully implement our operational adjustments, achieve the expected benefits of our cost action plans and drive improved profitability; and (xxii) the other risks, uncertainties and other factors identified under “Risk Factors” and elsewhere in Petco’s Securities and Exchange Commission filings. The occurrence of any such factors could significantly alter the results set forth in these statements.

Petco cautions that the foregoing list of risks, uncertainties and other factors is not complete, and forward-looking statements speak only as of the date they are made. Petco undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	13 Weeks Ended
	October 28, 2023	October 29, 2022	Percent Change
Net sales:
Products	$1,257,803	$1,295,771	(3%)
Services and other	236,363	205,449	15%
Total net sales	1,494,166	1,501,220	(0%)
Cost of sales:
Products	787,994	759,303	4%
Services and other	156,171	144,240	8%
Total cost of sales	944,165	903,543	4%
Gross profit	550,001	597,677	(8%)
Selling, general and administrative expenses	559,611	549,622	2%
Goodwill impairment	1,222,524	—	N/M
Operating (loss) income	(1,232,134)	48,055	N/M
Interest income	(1,139)	(130)	776%
Interest expense	36,557	27,307	34%
Loss on partial extinguishment of debt	174	—	N/M
Other non-operating (income) loss	(113)	(576)	(80%)
(Loss) income before income taxes and income from equity method investees	(1,267,613)	21,454	N/M
Income tax (benefit) expense	(22,902)	4,161	N/M
Income from equity method investees	(3,574)	(2,627)	36%
Net (loss) income	(1,241,137)	19,920	N/M
Net loss attributable to noncontrolling interest	—	—	N/M
Net (loss) income attributable to Class A and B-1 common stockholders	$(1,241,137)	$19,920	N/M

Net (loss) income per Class A and B-1 common share:
Basic	$(4.63)	$0.07	N/M
Diluted	$(4.63)	$0.07	N/M

Weighted average shares used in computing net (loss) income per Class A and B-1 common share:
Basic	267,852	265,689	1%
Diluted	267,852	265,935	1%

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	October 28, 2023	January 28, 2023
ASSETS
Current assets:
Cash and cash equivalents	$139,782	$201,901
Receivables, less allowance for credit losses[1]	50,180	49,580
Merchandise inventories, net	730,148	652,430
Prepaid expenses	46,856	51,274
Other current assets	40,562	60,809
Total current assets	1,007,528	1,015,994
Fixed assets	2,142,520	1,987,560
Less accumulated depreciation	(1,314,721)	(1,184,233)
Fixed assets, net	827,799	803,327
Operating lease right-of-use assets	1,390,671	1,397,761
Goodwill	976,247	2,193,941
Trade name	1,025,000	1,025,000
Other long-term assets	199,316	176,806
Total assets	$5,426,561	$6,612,829
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and book overdrafts	$486,634	$381,213
Accrued salaries and employee benefits	100,997	89,929
Accrued expenses and other liabilities	215,875	217,556
Current portion of operating lease liabilities	305,975	309,766
Current portion of long-term debt and other lease liabilities	5,082	22,794
Total current liabilities	1,114,563	1,021,258
Senior secured credit facilities, net, excluding current portion	1,574,909	1,628,331
Operating lease liabilities, excluding current portion	1,148,958	1,148,155
Deferred taxes, net	270,841	303,121
Other long-term liabilities	124,436	130,487
Total liabilities	4,233,707	4,231,352
Commitments and contingencies
Stockholders' equity:
Class A common stock[2]	230	228
Class B-1 common stock[3]	38	38
Class B-2 common stock[4]	—	—
Preferred stock[5]	—	—
Additional paid-in-capital	2,212,713	2,152,342
(Accumulated deficit) retained earnings	(1,024,667)	232,967
Accumulated other comprehensive income (loss)	4,540	(4,098)
Total stockholders’ equity	1,192,854	2,381,477
Total liabilities and stockholders’ equity	$5,426,561	$6,612,829

(1)
Allowances for credit losses are $1,897 and $952, respectively
(2)
Class A common stock, $0.001 par value: Authorized - 1.0 billion shares; Issued and outstanding - 230.3 million and 228.3 million shares, respectively
(3)
Class B-1 common stock, $0.001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
(4)
Class B-2 common stock, $0.000001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
(5)
Preferred stock, $0.001 par value: Authorized - 25.0 million shares; Issued and outstanding - none

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited and subject to reclassification)

	39 Weeks Ended
	October 28, 2023	October 29, 2022
Cash flows from operating activities:
Net (loss) income	$(1,257,635)	$57,178
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	148,593	143,599
Amortization of debt discounts and issuance costs	3,658	3,694
Provision for deferred taxes	(35,164)	(6,413)
Equity-based compensation	64,431	40,892
Impairments, write-offs and losses on sale of fixed and other assets	2,202	2,299
Loss on partial extinguishment of debt	920	—
Amounts reclassified out of accumulated other comprehensive income (loss)	674	—
Income from equity method investees	(10,032)	(7,821)
Goodwill impairment	1,222,524	—
Non-cash operating lease costs	316,355	316,492
Other non-operating (income) loss	(4,727)	9,369
Changes in assets and liabilities:
Receivables	(600)	9,171
Merchandise inventories	(77,718)	(48,314)
Prepaid expenses and other assets	(6,004)	(2,536)
Accounts payable and book overdrafts	105,421	(19,381)
Accrued salaries and employee benefits	11,586	(16,160)
Accrued expenses and other liabilities	(1,098)	12,110
Operating lease liabilities	(312,935)	(282,954)
Other long-term liabilities	(1,755)	(1,762)
Net cash provided by operating activities	168,696	209,463
Cash flows from investing activities:
Cash paid for fixed assets	(176,532)	(212,074)
Cash paid for acquisitions, net of cash acquired	(4,495)	(7,750)
Cash paid for interest in veterinary joint venture	—	(35,000)
Proceeds from investment	24,878	—
Proceeds from sale of assets	—	2,127
Net cash used in investing activities	(156,149)	(252,697)
Cash flows from financing activities:
Borrowings under long-term debt agreements	—	123,000
Repayments of long-term debt	(75,000)	(135,750)
Payments for finance lease liabilities	(4,627)	(4,174)
Proceeds from employee stock purchase plan and stock option exercises	3,324	3,472
Tax withholdings on stock-based awards	(7,737)	(13,581)
Net cash used in financing activities	(84,040)	(27,033)

Net (decrease) increase in cash, cash equivalents and restricted cash	(71,493)	(70,267)
Cash, cash equivalents and restricted cash at beginning of period	213,727	221,890
Cash, cash equivalents and restricted cash at end of period	$142,234	$151,623

NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

The tables below reflect the calculation of Adjusted EBITDA (include Trailing Twelve Month Adjusted EBITDA), Adjusted Net Income, Adjusted EPS, and Free Cash Flow, for the thirteen weeks ended October 28, 2023, compared to the thirteen weeks ended October 29, 2022 as well as the twelve-month period ended January 28, 2023.

Adjusted EBITDA and Trailing Twelve Month Adjusted EBITDA

Adjusted EBITDA, including Trailing Twelve Month Adjusted EBITDA, is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (SEC) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Petco’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period. Please see the company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023 filed with the SEC on March 28, 2023 for additional information on Adjusted EBITDA.

(dollars in thousands)	13 Weeks Ended
Reconciliation of Net (Loss) Income Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	October 28, 2023	October 29, 2022
Net (loss) income attributable to Class A and B-1 common stockholders	$(1,241,137)	$19,920
Add (deduct):
Interest expense, net	35,418	27,177
Income tax (benefit) expense	(22,902)	4,161
Depreciation and amortization	50,674	48,029
Income from equity method investees	(3,574)	(2,627)
Loss on partial extinguishment of debt	174	—
Goodwill impairment	1,222,524	—
Asset impairments and write offs	1,167	930
Equity-based compensation	18,183	15,775
Other non-operating (income) loss	(113)	(576)
Mexico joint venture EBITDA (1)	9,189	7,040
Acquisition-related integration costs (2)	—	1,592
Other costs (3)	2,556	(1,233)
Adjusted EBITDA	$72,159	$120,188
Net sales	$1,494,166	$1,501,220
Net margin (4)	(83.1%)	1.3%
Adjusted EBITDA Margin	4.8%	8.0%

(dollars in thousands)	Trailing Twelve Months
Reconciliation of Net (Loss) Income Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	October 28, 2023	January 28, 2023	October 29, 2022
Net (loss) income attributable to Class A and B-1 common stockholders	$(1,224,903)	$90,801	$87,063
Add (deduct):
Interest expense, net	140,309	100,611	87,358
Income tax expense	(2,630)	35,347	30,488
Depreciation and amortization	198,822	193,828	190,393
Income from equity method investees	(15,187)	(12,976)	(11,214)
Loss on partial extinguishment of debt	920	—	—
Goodwill impairment	1,222,524	—	—
Asset impairments and write offs	1,895	1,992	7,299
Equity-based compensation	84,323	60,784	53,666
Other non-operating (income) loss	(1,429)	12,667	39,806
Mexico joint venture EBITDA (1)	35,732	29,584	28,633
Acquisition-related integration costs (2)	627	15,314	14,687
Other costs (3)	12,649	2,817	2,198
Adjusted EBITDA	$453,652	$530,769	$530,377
Net sales	$6,158,767	$6,035,967	$5,972,365
Net margin (4)	(19.9%)	1.5%	1.5%
Adjusted EBITDA Margin	7.4%	8.8%	8.9%

Adjusted Net Income and Adjusted EPS

Adjusted Net Income and Adjusted diluted Earnings Per Share attributable to Petco common stockholders (Adjusted EPS) are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income attributable to Petco common stockholders and diluted earnings per share attributable to Petco common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted EPS afford investors a view of what management considers to be Petco’s core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.

(in thousands, except per share amounts)	13 Weeks Ended
Reconciliation of Diluted EPS to Adjusted EPS	October 28, 2023		October 29, 2022
	Amount	Per share	Amount	Per share
Net (loss) income attributable to common stockholders / diluted EPS	$(1,241,137)	$(4.63)	$19,920	$0.07
Add (deduct):
Income tax (benefit) expense	(22,902)	(0.09)	4,161	0.02
Loss on partial extinguishment of debt	174	0.00	—	—
Goodwill impairment	1,222,524	4.57	—	—
Asset impairments and write offs	1,167	0.00	930	0.00
Equity-based compensation	18,183	0.07	15,775	0.06
Other non-operating income	(113)	(0.00)	(576)	(0.00)
Acquisition-related integration costs (2)	—	—	1,592	0.01
Other costs (3)	2,556	0.01	(1,233)	(0.01)
Adjusted pre-tax (loss) income / diluted (loss) earnings per share	$(19,548)	$(0.07)	$40,569	$0.15
Income tax (benefit) expense at 26% normalized tax rate	(5,082)	(0.02)	10,548	0.04
Adjusted Net (Loss) Income / Adjusted EPS	$(14,466)	$(0.05)	$30,021	$0.11

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that is calculated as net cash provided by operating activities less cash paid for fixed assets. Management believes that Free Cash Flow, which measures the ability to generate additional cash from business operations, is an important financial measure for use in evaluating the company’s financial performance.

The table below reflects the calculation of Free Cash Flow for the thirteen and thirty-nine weeks ended October 28, 2023 and October 29, 2022, respectively.

(in thousands)	13 Weeks Ended		39 Weeks Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Net cash provided by operating activities	$34,431	$109,375	$168,696	$209,463
Cash paid for fixed assets	(62,509)	(75,884)	(176,532)	(212,074)
Free Cash Flow	$(28,078)	$33,491	$(7,836)	$(2,611)

Non-GAAP Financial Measures Footnotes

(1)
Mexico Joint Venture EBITDA represents 50 percent of the entity’s operating results for all periods, as adjusted to reflect the results on a basis comparable to Adjusted EBITDA. In the financial statements, this joint venture is accounted for as an equity method investment and reported net of depreciation and income taxes because such a presentation would not reflect the adjustments made in the calculation of Adjusted EBITDA, we include the 50 percent interest in the company’s Mexico joint venture on an Adjusted EBITDA basis to ensure consistency. The table below presents a reconciliation of Mexico joint venture net income to Mexico joint venture EBITDA.

	13 Weeks Ended
(in thousands)	October 28, 2023	October 29, 2022
Net income	$7,149	$5,251
Depreciation	6,920	4,861
Income tax expense	2,470	2,957
Foreign currency loss (gain)	441	(395)
Interest expense, net	1,397	1,406
EBITDA	$18,377	$14,080
50% of EBITDA	$9,189	$7,040

(2)
Acquisition-related integration costs include direct costs resulting from acquiring and integrating businesses. These include third-party professional and legal fees and other integration-related costs that would not have otherwise been incurred as part of the company’s operations.
(3)
Other costs include, as incurred: restructuring costs and restructuring-related severance costs; legal reserves associated with significant, non-ordinary course legal or regulatory matters; and costs related to certain significant strategic transactions.
(4)
We define net margin as net income attributable to Class A and B-1 common stockholders divided by net sales and Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.